EXHIBIT 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350

Each of the undersigned hereby certifies, in his capacity as an officer of 21st Century Insurance Group (the “Company”), for purposes of 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of his knowledge:

•
The Quarterly Report of the Company on Form 10-Q for the period ended March 31, 2007, (the “Report”), which this certification accompanies, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

•	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:  May 2, 2007

/s/ Bruce W. Marlow
Bruce W. Marlow
President and Chief Executive Officer
(Principal Executive Officer)

/s/ Steven P. Erwin
Steven P. Erwin
Senior Vice President and Chief Financial Officer
(Principal Financial Officer)